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                                                                    EXHIBIT 5.1
                                 March 10, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

        Re: YieldUP International Corporation Post-Effective Amendment to Registration Statement of form SB-2 (File No. 33-97792-LA)

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a Post-Effective Amendment on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 2,267,350 shares of Common Stock, 2,215,000 Class B Warrants, 4,160,000 shares of Common Stock issuable on exercise of Class B Warrants and 130,000 Units (collectively, the "Securities"), of YieldUP International Corporation, a Delaware corporation (the "Company").

        We have acted as counsel to the Company and have examined signed copies of the Registration Statement and all exhibits thereto (including, but not limited to, the Warrant Agreement), all as filed with the Commission. We also have examined and relied on the original or copies of minutes of meetings and actions by written consent of the stockholders and Board of Directors of the Company and such other documents as we have deemed material to the opinion set forth below.

        Based upon the foregoing, we are of the opinion that the Securities to be issued as described in the Registration Statement are duly authorized by the Company. All Securities to be issued upon exercise of Class A Warrants and Class B Warrants or otherwise, upon receipt by the Company of the exercise price and issuance of certificates therefor, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement.

                                        Very Truly Yours,

                                        /s/ Gray Cary Ware & Freidenrich